                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant /X/

                            Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14A-11(c) or
                 Rule 14a-12
      / /        CONFIDENTIAL, FOR USE OF THE C ONLY (AS PERMITTED BY
                 RULE 14A

                                         VIANT CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, of other than the
                                    Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/        No fee required.
/ /        Fee computed on the table below per Exchange Act
           rules 14a-6(i)(1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined.
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed
                ----------------------------------------------------------

                               VIANT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Viant Corporation, a Delaware corporation (the "Company"), will be held on May 24, 2001, at 10:00 a.m. local time, at the Hyatt Regency Cambridge, located at 575 Memorial Drive, Cambridge MA 02139, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect one Class II director to the Board of Directors for a term of three years expiring upon the 2004 Annual Meeting of stockholders or until his successor is elected;

    2. To approve an amendment to the 1999 Employee Stock Purchase Plan, whereby an additional 1,000,000 shares of the Company's common stock will be reserved for issuance under the 1999 Employee Stock Purchase Plan;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 4, 2001, are entitled to receive notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                        Sincerely,

                                        /s/ Robert L. Gett
                                        Robert L. Gett
                                        President and Chief Executive Officer

Boston, Massachusetts
April 27, 2001

                               VIANT CORPORATION

             PROXY MATERIAL FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of Viant Corporation, a Delaware corporation (the "Company"), for use at its 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purpose set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of the Stockholders. The Annual Meeting will be held at the Hyatt Regency Cambridge, located at 575 Memorial Drive, Cambridge MA 02139. The Company's telephone number is (617) 531-3700.

    These proxy solicitation materials were mailed on or about April 30, 2001 to all stockholders entitled to vote for the meeting.

RECORD DATE: OUTSTANDING SHARES

    Stockholders of record at the close of business on April 4, 2001 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 51,166,831 shares of the Company's common stock, $0.001 par value, were issued, of which 1,025,000 was held by the company as treasury stock, and held by 373 stockholders.

REVOCABILITY OF PROXIES

    Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Secretary of the Company or by executing a proxy bearing a later date. Your attendance at the Annual Meeting, in and of itself, may not revoke a prior dated proxy.

VOTING AND SOLICITATION

    Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Stockholders will not be allowed to cumulate their votes in the election of directors. In the election of directors, each stockholder will be entitled to vote for one nominee and the nominee with the greatest number of votes will be elected.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax. The Company has hired Georgeson Shareholder Communications, Inc. to solicit proxies on its behalf. The estimated cost of this solicitation is approximately $8,000.00.

QUORUM; ABSENTATIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class II director, for the increase in the number of shares issuable under the Company's 1999 Employee Stock Purchase Plan, for the confirmation of the appointment of the designated independent public accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSAL

    Stockholder proposals which are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company no later than January 24, 2002 in order to be included in the proxy statement and form of proxy for that meeting.

                      PROPOSAL NO. 1--ELECTION OF DIRECTOR

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors currently consists of five (5) persons, divided into three (3) classes serving staggered terms of three (3) years. Currently there is one (1) director in Class I, two (2) directors in Class II and two
(2) directors in Class III. One (1) Class II director is to be elected at the Annual Meeting, leaving one (1) vacancy on the Board of Directors among the Class I Directors and one (1) vacancy among the Class II directors. Although one
(1) vacancy will remain among the Class I directors and one (1) vacancy will remain among the Class II directors following the Annual Meeting, the form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Company is currently conducting a search for suitable candidates for the vacant Class I and Class II positions. The Class III and Class I directors will be elected at the Company's 2002 and 2003 Annual Meetings of Stockholders, respectively. The Class II director elected at the Annual Meeting will hold office until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

    In the event that any such person becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

    The following table sets forth information concerning the nominee for election as a Class II director at the Annual Meeting, including information as to such nominee's age as of the Record Date, position with the company and business experience.

NAME OF NOMINEE                               AGE            POSITION/PRINCIPAL OCCUPATION
---------------                             --------   ------------------------------------------
Kevin W. English..........................     48      Director

    KEVIN W. ENGLISH has served on Viant's Board of Directors since April 1999. As of May 1, 2001, Mr. English will serve as the President and Chairman of Covisint LLC, an e-marketplace for automakers, their suppliers and others. From January 2000 to April 2001, Mr. English served as a Senior Advisor to Credit Suisse First Boston, an investment banking firm. From October 1998 to
November 1999, Mr. English served as Chief Executive Officer and President of TheStreet.com. Mr. English was Chairman of the Board of the TheStreet.com from December 1998 to November 1999. Before joining TheStreet.com, Mr. English served as Vice President and General Manager of the Nexis Enterprise Group, a division of Lexis-Nexis, from February 1998 to October 1998. From September 1997 to February 1998, Mr. English directed an advertiser remediation and recompense program for the Reed Travel Group, a wholly-owned subsidiary of ReedElsevier, and reported to the chairman of ReedElsevier, the parent company of Lexis-Nexis. Mr. English served as Vice President of Sales and Marketing of Lexis-Nexis from May 1995 to September 1997 and as a Senior Director from 1994 to May 1995.
Mr. English holds a BA in history from Stonehill College.

VOTE REQUIRED

    The nominee receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class II director.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                  FOR THE ELECTION OF THE NOMINEE LISTED ABOVE

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

    The following table sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director's age as of the Record Date, position with the Company and business experience.

NAME OF NOMINEE                               AGE            POSITION/PRINCIPAL OCCUPATION
---------------                             --------   ------------------------------------------
CLASS III DIRECTORS

Robert L. Gett............................     50      President and Chief Executive Officer
William E. Kelvie.........................     53      Director

CLASS I DIRECTOR

Venetia Kontogouris(1)(2).................     49      Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    ROBERT L. GETT has served as President and Chief Executive Officer and director of Viant since November 1996. From August 1990 to October 1996,
Mr. Gett was the President-North America and was on the Board of Directors for Cambridge Technology Partners (Massachusetts), Inc., a technology consulting and systems integration firm. From April 1988 to July 1990, Mr. Gett was President of Fidelity Software Development Company, a subsidiary of Fidelity Investments, a financial services company. From January 1982 to March 1988, Mr. Gett served as Managing Director and Chief Information Officer of Smith Barney, Inc., a financial services company. Mr. Gett holds a BS in Mathematics from Indiana University of Pennsylvania and an MS in Technology Management from American University.

    WILLIAM E. KELVIE has served on Viant's Board of Directors since June 1999. Mr. Kelvie has also served as a director of HomeStore since August 1998. From April 2000 to present, Mr. Kelvie has served as the Chairman and Chief Executive Officer of Overture Technologies, Inc., a venture focused on transforming the student financial aid process. From November 1990 to July 2000, Mr. Kelvie was Executive Vice President and Chief Information Officer (CIO) at Fannie Mae. Before joining Fannie Mae, Mr. Kelvie was a partner with Nolan, Norton & Company, a management consulting company specializing in information technology strategies and plans and served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers, an insurance and financial services company. Mr. Kelvie received a BS in English literature from Tufts University and an MS in English literature from Trinity College.

    VENETIA KONTOGOURIS has served on Viant's Board of Directors since
June 1996. From November 1999 to present, Ms. Kontogouris has served as the Managing Director of Trident Capital, a venture capital firm and prior to that, served as the President of Enterprise Associates, LLC, the venture capital unit of IMS Health, an information solutions provider to the pharmaceutical and healthcare industries. From July 1997 to November 1999, Ms. Kontogouris also served as a Senior Vice President of Cognizant Corporation, a venture capital interest. From 1992 to July 1997, Ms. Kontogouris was a Senior Vice President with The Dun & Bradstreet Corporation, a business services company.
Ms Kontogouris serves on the Board of Directors of Cognizant Technology Solutions Corporation, an information technology consulting company and several private companies. Ms. Kontogouris holds a BA from Northeastern University and an MBA from the University of Chicago.

    There are no family relationships among any executive officer or director of the Company.

SECURITY OWNERSHIP

    The following table sets forth the beneficial ownership of the Company's common stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table,"
(ii) by each director and nominee, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities and Exchange Act of 1934, as amended, to be the beneficial owners of more than 5% of the Company's common stock. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of the Record Date, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. Unless indicated otherwise below, each stockholder named in the table has sole voting and investment power of the shares beneficially owned, subject to community property laws.

                                                                                    PERCENTAGE OF
                                                           NUMBER OF                   SHARES
NAME OF PERSON OR ENTITY                                     SHARES      OPTIONS     OUTSTANDING
------------------------                                   ----------   ---------   -------------
5% Stockholders
Ahmut H. Okumus(1).......................................   6,746,877          --        13.2%
Citigroup/Salomon Smith Barney(2)........................   4,750,983          --         9.3%
Robert L. Gett...........................................   4,147,440          --         8.1%

Named Executive Officers and Directors
Robert L. Gett...........................................   4,147,440          --         8.1%
Venetia Kontogouris......................................      35,838      25,000           *
William H. Davidow(3)....................................     427,711      25,000           *
Kevin W. English.........................................       2,400      40,000           *
William E. Kelvie........................................      17,500      45,000           *
M. Dwayne Nesmith........................................     151,450      45,337           *
Diane M. Hall............................................      41,124      50,872           *
Tim Andrews(4)...........................................          --          --           *
Sherwin Uretsky(4).......................................          --          --           *
All directors and executive officers as a group
  (9 persons)............................................   4,832,631     252,737         9.9%
Total Issued as of 4/4/2001..............................  51,166,831

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Share numbers are based upon a Form 13(g) filed on November 2, 2000 by holder. Holdings consist of 5,565,407 shares held by Okumus Capital, LLC through Okumus Opportunity Fund, Ltd., as to 5,042,788 shares, and Okumus Technology Value Fund, Ltd., as to 522,619 shares, for which Okumus Capital serves as the investment manager; 989,533 shares held by Okumus
    Advisors, LLC through Okumus Opportunity Partners, LP, as to 989,533 shares, and to which Okumus Advisors acts as the investment manager and 191,937 shares held by Okumus Technology Advisors, LLC, through Okumus Technology Value Partners, LP, as to 191,937 shares, and to which Okumus Technology Advisors acts as the investment manager. Mr. Okumus acts as the managing member for Okumus Capital, LLC, Okumus Advisors, LLC and Okumus Technology Advisors, LLC. The address for Mr. Okumus and the affiliated entities is 575 Lexington Avenue, 7th Floor, New York, New York 10022.

(2) Share numbers are based upon a Form 13(g) filed on February 16, 2001 by holder. Holdings consist of 4,750,983 shares held by Citigroup Inc. through Salomon Smith Barney Holdings Inc. and SSB Citifund Management LLC. The address for SSB holdings and SSB Citifund is 388 Greenwich Street, NY, NY 10013 and for Citigroup is 399 Park Avenue, NY, NY 10043.

(3) Consists of 25,065 shares held by Mr. Davidow, 222,567 shares held by the Chachagua Partnership, of which Mr. Davidow is a partner and 180,079 shares held by the Davidow Trust, over which Mr. Davidow has dispositive control.

(4) No longer employed by Viant

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more then ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 2000, the following individuals filed late Forms 3, 4, or 5:
Timothy Andrews filed one (1) late Form 4 consisting of two (2) transactions; Richard Chavez filed two (2) late Form 4's consisting of three
(3) transactions; Kevin English filed one (1) late Form 3; Mark Leiter filed one
(1) late Form 4 consisting of two (2) transactions; Ben Levitan filed one
(1) late Form 3; and Dwayne Nesmith filed one (1) late Form 4 consisting of one
(1) transaction.

BOARD OF DIRECTORS MEETINGS & COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during 2000. The Board of Directors established an Audit Committee and Compensation Committee in April 1999. The Board of Directors does not have a nominating committee or a committee performing such a function.

    The Audit Committee, which currently consists of directors William H. Davidow and Venetia Kontogouris, met five times during 2000. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control system and financial reporting procedures, reviews the general scope of the Company's annual audit and reviews and monitors the services provided by the Company's independent accountants. The Audit Committee has a written charter which is included with this Proxy Statement as Appendix A. Also, see the report of the Audit Committee on its activities included later in this Proxy Statement.

    The Compensation Committee, which currently consists of directors William H. Davidow and Venetia Kontogouris, met three times during 2000. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee administers the Company's Stock Option Plans and the Employee Stock Purchase Plan.

    No director attended less than 75% of the total meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which such director served.

DIRECTORS COMPENSATION

    We do not currently compensate our directors in cash for their service as members of the Board of Directors, although we reimburse our directors for expenses in connection with attendance at Board of Director and compensation committee meetings. Under our stock option plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. During 2000, the Board of Directors granted options to purchase 15,000 shares of the Company's common stock with an exercise price of $20.81 to the following directors: William H. Davidow, Venetia Kontogouris, William E. Kelvie, and Kevin W. English, these options were immediately exercisable. In addition, these same directors were granted options to purchase an additional 10,000 shares of the Company's common stock with an exercise price of $5.88, these options were immediately exercisable.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded, earned or paid to the Company's Chief Executive Officer, and the Company's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2000, for services rendered by each person in all capacities to the Company during the fiscal years 1998, 1999 and 2000. This information includes the dollar value of base salaries and bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.

SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                          ANNUAL             ------------
                                                       COMPENSATION           SECURITIES
                                                --------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY         BONUS         OPTIONS      COMPENSATION
---------------------------          --------   -----------   ------------   ------------   ------------
Robert L. Gett, ...................    2000     $224,038.53   $         --       20,000       $      --
  President and Chief Executive        1999      174,230.81     245,000.00           --              --
  Officer, and Director                1998      123,077.00     100,000.00           --              --

Timothy A. Andrews, ...............    2000      279,994.00             --       10,000              --
  Vice President and Chief             1999      267,998.85     149,543.36       40,000              --
  Technology Officer                   1998      109,000.00      39,240.00      400,000              --

Diane M. Hall, ....................    2000      240,922.98             --       68,000              --
  Vice President and Chief People      1999      175,538.42     136,042.28       78,000              --
  Officer                              1998      136,250.00      35,970.00       40,000              --

Dwayne Nesmith, ...................    2000      222,499.97             --       56,000              --
  Vice President and Chief             1999      175,288.49     135,848.58      162,000              --
  Financial Officer                    1998      133,604.00      32,065.00                           --

Sherwin A. Uretsky, ...............    2000      209,999.92             --       46,000              --
  Vice President and Chief Business    1999      190,030.82     111,382.93       62,000              --
  Development Officer                  1998      158,538.00      49,683.00       10,000              --

    On November 4, 1996, Viant and Robert L. Gett entered into a Key Employee Agreement. Under the terms of Viant's Key Employee Agreement, Mr. Gett's employment with Viant shall last until the earlier of (i) Mr. Gett's death,
(ii) disability lasting 270 days, (iii) 30 days after written notice from Mr. Gett terminating the Agreement or (iv) 30 days after written notice by Viant, with or without cause, terminating the Agreement. Mr. Gett's base salary as of the date of the Agreement is $10,416.67 per month. As of June 30, 1997, Mr. Gett was eligible to receive a performance bonus determined by the Board of Directors, targeted between $100,000 and $200,000. Mr. Gett is eligible to receive deferred bonus, pension, group medical insurance, profit sharing and other benefits in place from time to time. If Mr. Gett's employment is terminated by Viant without cause, Viant has agreed to continue to pay
Mr. Gett's salary for a period of one year from the date of such termination. Mr. Gett will also continue to receive the same employee benefits which he had as an employee until the earlier of: (1) one year from the date of such termination, and (2) the date on which Mr. Gett is re-employed.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 to each executive officer named in the Summary Compensation Table above. In accordance with the rules of the Securities and Exchange Commission, the table sets forth hypothetical gains of "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective terms. These amounts do not represent the Company's estimate of future stock prices. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realized values shown in this table will be achieved.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                            ANNUAL RATES
                                                                                           OF STOCK PRICE
                                              % OF TOTAL                                    APPRECIATION
                               NUMBER OF    OPTIONS GRANTED   EXERCISE                     FOR OPTION TERM
                                OPTIONS      TO EMPLOYEES       PRICE     EXPIRATION   -----------------------
NAME                           GRANTED(1)   IN FISCAL YEAR    PER SHARE      DATE          5%          10%
----                           ----------   ---------------   ---------   ----------   ----------   ----------
Robert L. Gett, ............     20,000          0.26%         $20.81     4/14/2010    $  678,027   $1,079,645
  President and Chief
  Executive Officer, and
  Director

Timothy A. Andrews, ........     10,000          0.13%          20.81     4/14/2010       339,014      539,823
  Vice President and Chief
  Technology Officer

Diane M. Hall, .............     48,000          0.62%          20.81     4/14/2010     1,627,266    2,591,149
  Vice President and Chief       20,000          0.26%           5.88     9/29/2010       191,395      304,765
  People Officer

Dwayne Nesmith, ............     36,000          0.46%          20.81     4/14/2010     1,220,449    1,943,362
  Vice President and Chief       20,000          0.26%           5.88     9/29/2010       191,395      304,765
  Financial Officer

Sherwin A. Uretsky, ........     36,000          0.46%          20.81     4/14/2010     1,220,449    1,943,362
  Vice President and Chief       10,000          0.13%           5.88     9/29/2010        95,698      152,382
  Business Development
  Officer

------------------------

(1) The options shown in the table were granted pursuant to the Company's 1999 Stock Option Plan. They were granted at fair market value and will expire ten years from the date of grant. Options granted under Viant's 1999 Stock Option Plan will generally vest over four years, with 25% of the shares vesting after one year and the remaining shares vesting in installments based on full calendar quarters over the next 36 months

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table describes for the named executive officers their option exercises for the fiscal year ended December 31, 2000, and exercisable and unexercisable options held by them as of December 31, 2000.

    The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $3.97 per share, the fair market value of our common stock as of December 31, 2000, and which was the closing price of our common stock on December 31, 2000, as reported on the NASDAQ stock market, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under either our 1996 or 1999 Stock Option Plans. Typically, the shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each quarter thereafter.

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                  AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                             SHARES AQUIRED       VALUE       ---------------------------   ---------------------------
NAME                         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   ------------   -----------   -------------   -----------   -------------
Robert L. Gett, ..........        886,670       5,320,020            --         20,000        $    --        $    --
  President and Chief
  Executive Officer, and
  Director

Timothy A. Andrews, ......        132,500       3,352,235        80,000        225,000        217,504        539,542
  Vice President and Chief
  Technology Officer

Diane M. Hall, ...........         98,124         705,644        31,248        166,628        114,178        205,631
  Vice President and Chief
  People Officer

Dwayne Nesmith, ..........         28,662         518,506        30,337        171,001         19,124        111,568
  Vice President and Chief
  Financial Officer

Sherwin A. Uretsky, ......         42,000       1,545,429       109,372        143,628        367,755        229,037
  Vice President and Chief
  Business Development
  Officer

------------------------

(1) These values have not been, and may never be, realized. These values are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's common stock on December 31, 2000.

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Chief People Officer, setting the compensation of the Company's executive officers. Throughout fiscal year 2000, the Compensation Committee was comprised solely of two non-employee directors, William Davidow and Venetia Kontogouris.

    COMPENSATION PHILOSOPHIES AND GOALS

    The Company's executive compensation program for fiscal year 2000, which consisted of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goals. Accordingly, a significant portion of the total cash compensation of the Company's executives is directly linked to the Company's and the executive's satisfaction of specified goals. By tying compensation to the achievement of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.

    The Company's executive compensation program for 2000 was also intended to align executive and stockholder interests by providing executives with an equity interest in the Company through the granting of stock options. The Chief People Officer recommended the size of the option grant to the

Compensation Committee for approval. The Compensation Committee based its review of such recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to the Company and the executive's current stock and option holdings.

    In addition to structuring its executive compensation program in a manner that will reward executives for the achievement of the Company's business objectives as well as for individual performance, the Company also seeks to attract and retain key executives through its compensation program.

    CASH COMPENSATION IN FISCAL 2000

    In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. For 2000, the Compensation Committee determined base salaries of the executive officers. The Company adopted one consistent bonus plan for all employees in 2000, which covered the executive officers and other senior management of the Company. Under this bonus plan, the Chief People Officer recommended the target amount of bonus compensation payable to each participant for the year to the Compensation Committee for approval. Each participant's actual bonus compensation was expected to be determined based on the Company's and the participant's, as the case may be, achievement of specified goals in five key measurement areas:

    CLIENT SATISFACTION

    Depending on a participant's role in the Company, 15 to 25 percent of each participant's bonus compensation was based on an independent measurement of client satisfaction, executed by an outside party on behalf of the Company.

    FINANCIAL PERFORMANCE.

    Depending on a participant's role in the Company, 15 to 50 percent of a participant's bonus compensation was based on the Company's satisfaction of financial goals established by the Company. The Company established financial targets relating to revenue and operating margin, and each participant was entitled to receive a specified percentage from zero to greater than 100 percent of the bonus compensation allocable to the specific financial goal, depending on the Company's actual financial achievement of each goal.

    CONTRIBUTION TO VIANT'S CORE VALUES.

    Depending on the participant's role in the Company, 15 to 33 percent of the participant's bonus compensation was based on their contribution (or demonstration) of Viant's core values with all stakeholders including clients, team members, partners and board of directors.

    All employees are measured throughout the year utilizing a 360-degree feedback process on their contributions to Viant's 8 core values: Excellence, Innovation, Can-Do-Spirit, Teamwork, Sharing & Learning, Courage, Empowerment, and Speed & Flexibility. Each participant was entitled to receive a specified percentage from zero to 120 percent of the bonus compensation allocation to the specific core value, depending on the individual's achievement.

    ORGANIZATION.

    Depending on a participant's role in the Company, zero to 60 percent of a participant's bonus compensation was based on the achievement of specified organizational goals to be met on a Company and individual participant basis. The Company established organizational goals relating to hiring and retention of employees, office morale and growth and leadership development of others.

    PROFESSIONAL GROWTH AND DEVELOPMENT.

    Depending on a participant's role in the Company, 10 to 60 percent of a participant's bonus compensation was based on the achievement of professional growth and development goals set by the individual and his or her immediate supervisor at the beginning of each quarter of the year.

    The weighting of each of these five key measurement areas varied for each participant, depending on his or her role in the Company. The achievement of these goals were measured on a Company-wide or individual basis, depending on the specific goal.

    In August 2000, the following Company executives: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief People Officer and VP of Sales recommended to the Compensation Committee that they forfeit their entire 2000 bonus payout as a demonstration of accountability for the Company's disappointing performance in the third quarter of 2000. The Compensation Committee reviewed and approved this recommendation, which resulted in no bonus for these executives for the 2000 fiscal year.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In 2000, Mr. Gett's base salary was increased from $175,000 in 1999 to approximately $225,000. The increased base salary was the result of Mr. Gett's accomplishments in the five key measurement areas set forth above, and, in addition, to his contributions in maintaining Viant's overall physical and core business and to the establishment of the Company's plans for its future business operations.

    INCENTIVE COMPENSATION

    During 2000 the Named Executive Officers received options to purchase an aggregate of 200,000 shares of common stock at a weighted average exercise price of $17.08 per share, as indicated in the Option Grants in Last Fiscal Year table.

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 2000 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine was further action, if any, is appropriate.

                                        Respectfully submitted,

                                        THE COMPENSATION COMMITTEE

                                        William H. Davidow
                                        Venetia Kontogouris

                                 PROPOSAL NO. 2

                    INCREASE IN NUMBER OF SHARES AUTHORIZED
             UNDER THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN

    The Company's Board of Directors and stockholders have previously adopted and approved the 1999 Employee Stock Purchase Plan. A total of 1,200,000 shares of common stock have been reserved for issuance under the employee stock purchase plan, of which approximately 427,000 shares were available for future grant as of the Record Date. In April 2001, the Board of Directors authorized an amendment to the employee stock purchase plan, subject to stockholder approval, to increase the shares reserved for issuance there under by 1,000,000, in addition to shares allowed under the evergreen provision of the plan.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the employee stock purchase plan to increase the number of shares of common stock reserved for issuance thereunder. A vote for the amendment of the employee stock purchase plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the employee stock purchase plan.

    The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance. A summary of the employee stock purchase plan is set forth below.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

    GENERAL. Our employee stock purchase plan was adopted by our Board of Directors and stockholders in 1999. The purpose of the employee stock purchase plan is to provide employees with an opportunity to purchase our common stock through payroll deductions.

    ADMINISTRATION. The employee stock purchase plan is administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the employee stock purchase plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

    ELIGIBILITY. Each employee of the Company is eligible to participate in the employee stock purchase plan; except that no employee shall be granted an option under the employee stock purchase plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

    OFFERING PERIOD. The employee stock purchase plan has successive six-month offering periods that generally start on the first trading day on or after May 15 and November 15. The Board of Directors has the power to change the duration of future offering periods, if such change is made prior to the scheduled beginning of the first offering period to be affected. To participate in the employee stock purchase plan, an eligible employee must authorize payroll deductions pursuant to the employee stock purchase plan. Such payroll deductions may not exceed 15% of a participant's compensation during the offering period. Once an employee becomes a participant in the employee stock purchase plan, the employee automatically will participate in each successive offering period until the employee withdraws from the employee stock purchase plan or the employee's employment with the Company terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company's common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

    PURCHASE PRICE. Shares of the Company's common stock may be purchased under the employee stock purchase plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share as reported on the NASDAQ National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in THE WALL STREET JOURNAL. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the purchase period by the purchase price.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 3,500 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the employee stock purchase plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator.

    All payroll deductions made for a participant are credited to the participant's account under the employee stock purchase plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the employee stock purchase plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

    WITHDRAWAL. Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to the Company a new subscription agreement.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including disability or death, cancels his or her option and participation in the employee stock purchase plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the employee stock purchase plan.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER
     OR ASSET SALE.

    CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares reserved under the employee stock purchase plan as well as the price per share of common stock covered by each option under the employee stock purchase plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

    DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the Board of Directors shortens any purchase periods and offering periods then in progress, the Board of Directors shall notify each participant in writing, at least ten
(10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

    MERGER OR ASSET SALE. In the event of any merger, consolidation, acquisition of assets or like occurrence involving the Company, each option under the employee stock purchase plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger, consolidation or asset sale. If the Board of Directors shortens any purchase periods and offering periods then in progress, the Board of Directors shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time terminate or amend the employee stock purchase plan. An offering period may be terminated by the Board of Directors at the end of any purchase period if the Board of Directors determines that termination of the employee stock purchase plan is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code.

    CERTAIN FEDERAL INCOME TAX INFORMATION. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the employee stock purchase plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

    The employee stock purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee stock purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

VOTE REQUIRED

    The approval of the amendment of the employee stock purchase plan requires the affirmative vote of a majority of the shares of the Company's common stock present and voting at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN SET FORTH ABOVE.

THE AUDIT COMMITTEE

    The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and selects our independent accountants. In discharging its duties, the committee:

    - reviews and approves the scope of the annual audit and the independent accountants' fees;

    - meets independently with our internal auditing staff, our independent accountants and our senior management; and

    - reviews the general scope of our accounting, financial reporting, annual audit and internal audit program and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter.

    The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process.

    The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

    1. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with the Company's management.

    2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

    3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence

       Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

    4.  Based on the review and discussion referred to in paragraphs
       (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    The Audit Committee and the Board of Directors have recommended, subject to stockholder approval, the selection of the Company's independent public accountants for 2001.

    Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

                                        The members of the Audit Committee:

                                        William H. Davidow and
                                        Venetia Kontogouris

    THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES BY REFERENCE IN SUCH FILING.

           PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The Company has selected PricewaterhouseCoopers LLP as its principal independent public accountants to perform the audit of the Company's consolidated financial statements for the current fiscal year, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

    AUDIT FEES. PricewaterhouseCoopers LLP billed the Company an aggregate of $127,795 in fees and expenses for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and reviews of the consolidated financial statements included in each of the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
FEES. PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended December 31, 2000 in connection with financial information systems design and implementation, the operation of the Company's information systems or the management of its local area networks.

    ALL OTHER FEES. PricewaterhouseCoopers LLP billed the Company an aggregate of $187,395 in fees and expenses for other services rendered to the Company, primarily related to a statutory benefit plan audit and domestic and foreign tax services, for the fiscal year ended December 31, 2000.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of the Company's common stock present and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
          RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP

PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's common stock at December 31, 2000 since June 18, 1999 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market (U.S.)" index, and (ii) the "JP Morgan H&Q Information Services" index (formerly known as "Chase H&Q Information Services" index). The graph assumes the investment of $100 in the Company's common stock and each of such indices (from June 18, 1999) and reflects the change in the market price of the Company's common stock relative to the noted indices at quarterly intervals from June 18, 1999 to December 31, 2000 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
         AMONG VIANT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q INFORMATION SERVICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                    6/18/99  DEC-99  DEC-00
VIANT CORPORATION                       100  618.75   49.61
NASDAQ STOCK MARKET (U.S.)              100  165.12   99.37
JP MORGAN H&Q INFORMATION SERVICES      100  146.83   97.45

* $100 INVESTED ON 6/18/99 IN STOCK OR ON 5/31/99
 IN INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31, 2000

OTHER MATTERS

    The Board of Directors does not presently intend to bring any other business before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                        By Order of the Board of Directors

                                        /s/ Issac J. Vaughn_________________
                                        Issac J. Vaughn
                                        Secretary

Boston, Massachusetts
April 27, 2001

                                   APPENDIX A

                               VIANT CORPORATION
                            AUDIT COMMITTEE CHARTER

                                  I.  PURPOSE

    The primary function of the Viant Corporation (the "Corporation") Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

    - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV. of this Charter.

                                II.  COMPOSITION

    The Audit Committee shall be comprised of three directors as determined by the Board, each of who shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                 III.  MEETINGS

    The Committee shall meet formally at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, financial management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet (at least telephonically) with the independent accountants and management quarterly to review the Corporation's financial results prior to the public earnings release.

                        IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall complete the following tasks annually.

DOCUMENTS/REPORTS REVIEW

  1. Review and update this Charter periodically, at least annually, as conditions dictate.

  2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3. Review the reports to management regarding improvement to internal controls and processes prepared by the independent accountants and management's response.

  4. Review the financial statements with financial management and the independent accountants prior to the filing of the company's Form 10-Q and 10-K. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

  5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, and actively discuss with the independent auditors any disclosed relationships or services that may impact the independent auditors' objectivity and independence (consistent with Independence Standards Board Standard
     No. 1). Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  8. Review with the independent accountants their plan for completing the annual audit.

FINANCIAL REPORTING PROCESSES

  9. In consultation with the independent accountants and financial management, review the integrity of the organization's financial reporting processes, both internal and external. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

 10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

 11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and financial management regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

 12. Following completion of the annual audit, review separately with each of management, the independent accountants and financial management any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

 13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

 14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

 15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

 16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

 17. Review activities, organizational structure, and the need for an internal audit department.

 18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

 19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

    Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

PROXY STATEMENT AND NASD REPORTING

    State in the annual proxy statement that the Committee has adopted a written charter and include a copy of this Charter as an appendix to the proxy statement once every three years. Include a report in the annual proxy statement, over the names of all Committee members, stating whether the Committee reviewed and discussed the audit financial statements with management, discussed with the independent auditors the matters requiring discussion, including but not limited to those matters required by the Statement of Auditing Standards No. 61, received the written disclosures and letter from the independent auditors as required by Independence Standards Board Standard No.1, and based upon that review and discussion, recommended to the Board that the audited financial statements be included in the Form 10-K. Provide the NASD with a written confirmation, as necessary, regarding the structure and membership requirements (under Section II above) of the Committee including the minimum of three independent directors, the financial literacy of the Committee members, the determination that at least one of Committee members has accounting or financial expertise, and the annual review and reassessment of the adequacy of this Charter.

                                VIANT CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                             THURSDAY, MAY 24, 2001

         The undersigned hereby appoints Robert Gett, Dwayne Nesmith, Issac J. Vaughn and Jason Altieri, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Viant Corporation (the "Company") to be held at the Hyatt Regency Cambridge, located at 575 Memorial Drive, Cambridge MA 02139, on Thursday, May 24, 2001 at 10:00 a.m. local time, and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS II DIRECTOR LISTED BELOW, A VOTE FOR PROPOSAL 2 AND A VOTE FOR PROPOSAL 3.

PROPOSAL 1: To elect a Class II director to hold office for three years or until his successor is elected.



FOR the nominee listed            WITHHOLD AUTHORITY          NOMINEE: Kevin English
at right (except as marked        to vote FOR the nominee
to the contrary).                 listed at right.

                                               To withhold authority to vote for any
                                               nominee(s), write such nominee(s)'
                                               name(s) below:

                                               ---------------------------------


PROPOSAL 2: To approve an amendment to the 1999 Employee Stock Purchase Plan, pursuant to which an additional 1,000,000 shares of the Company's common stock will be reserved for issuance under such plan.


                 FOR                                  AGAINST                          ABSTAIN





PROPOSAL 3: To ratify the selection of PricewaterhouseCoopers, LLP as the
            Company's independent auditors.




                 FOR                                  AGAINST                          ABSTAIN





Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased Stockholder should give their full title. Please date the Proxy.

Signature:        _____________________________________

Signature:        _____________________________________

Date:             _____________________________________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.